UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 18, 2011
Date of Report (Date of earliest event reported)
WESTERN GAS PARTNERS, LP
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification Number)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)
(832) 636-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 18, 2011, Western Gas Partners, LP (the “Partnership”) completed the public offering of $500 million aggregate principal amount of 5.375% senior notes due 2021 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by each of the Partnership’s wholly-owned subsidiaries (together, the “Subsidiary Guarantors”).
     The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of May 18, 2011 (the “First Supplemental Indenture”), by and among the Partnership, the Subsidiary Guarantors and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.” Interest on the Notes will accrue from May 18, 2011 and will be payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2011.
     The Partnership may redeem all or some of the Notes, in whole or in part, at any time prior to their maturity at the redemption price as set forth in the First Supplemental Indenture. The Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness and senior to any subordinated debt that the Partnership may incur. The guarantees rank equally in right of payment to all of the Subsidiary Guarantors’ existing and future senior indebtedness.
     The Indenture contains covenants that will limit the ability of the Partnership and the Subsidiary Guarantors to create liens on their principal properties, engage in sale and leaseback transactions, merge or consolidate with another entity and sell, lease or transfer substantially all of their properties or assets to another entity. Further, the Indenture provides that each of the Subsidiary Guarantors’ guarantees will be released if, among other things, such Subsidiary Guarantor is released from its guarantee obligations under the Partnership’s revolving credit facility, which would occur if, among other things, the Partnership receives investment grade ratings from two of Standard & Poor’s Ratings Services, Moody’s Investors Services, Inc. and Fitch Ratings Ltd.
     The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Partnership or any of the Subsidiary Guarantors. If an event of default occurs and is continuing with respect to any series of Notes, the trustee or the holders of not less than 25% in principal amount of such series of outstanding may declare the principal amount of such Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such Notes.
     Other material terms of the Notes, the Indenture and the First Supplemental Indenture are described in the prospectus supplement dated May 9, 2011, as filed by the Partnership and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on May 10, 2011. The foregoing descriptions of the Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of the Exhibit
Exhibit 4.1	Indenture, dated as of May 18, 2011, among Western Gas Partners, LP, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	First Supplemental Indenture, dated as of May 18, 2011, among Western Gas Partners, LP, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.3	Form of 5.375% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.2).

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP
By:	Western Gas Holdings, LLC,
its general partner
Date: May 18, 2011

/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
Exhibit 4.1	Indenture, dated as of May 18, 2011, among Western Gas Partners, LP, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	First Supplemental Indenture, dated as of May 18, 2011, among Western Gas Partners, LP, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.3	Form of 5.375% Senior Notes due 2021 (included in Exhibit 4.2)

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)